                                                                Exhibit (d)(iii)

                          INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made as of the 14th day of December, 2004 by and between SCUDDER INSTITUTIONAL FUNDS, a Massachusetts trust (the "Trust"), on behalf of its series, Scudder Commodity Securities Fund (the "Fund"), and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the "Advisor").

WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies;

WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment advisor; and

WHEREAS, the Trust and the Advisor desire to enter into an agreement to provide investment advisory services for the Fund on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

      1. Appointment of Investment Advisor. The Trust hereby appoints the Advisor to act as the investment advisor of the Fund. The Advisor shall manage the Fund's affairs and shall supervise all aspects of the Fund's operations (except as otherwise set forth herein), including the investment and reinvestment of the cash, securities or other properties comprising the Fund's assets, subject at all times to the policies and control of the Board of Trustees. The Advisor shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as Advisor.

      2. Delivery of Documents. The Trust has furnished the Advisor with copies properly certified or authenticated of each of the following:

      (a) The Trust's Amended and Restated Declaration of Trust, filed with the State of Massachusetts on March 29, 1990, and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

      (b) Resolutions of the Trust's Board of Trustees and shareholders authorizing the appointment of the Advisor and approving this Agreement;

      (c) The Trust's Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act") (File No. 811-6071) as filed with the Securities and Exchange Commission ("SEC") relating to the shares of the Fund, and all amendments thereto; and

      (d) The Fund's most recent prospectus (such prospectus, as presently in effect, and all amendments and supplements thereto are herein called "Prospectus").

                                                                     (CONTINUED)

The Trust will furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the SEC.

The Advisor will provide the Trust with copies of its Form ADV, including all amendments thereto, as filed with the SEC.

      3. Duties of Investment Advisor. In carrying out its obligations under
Section 1 hereof, the Advisor shall:

      (a) supervise and manage all aspects of the Fund's operations, except for distribution services;

      (b) formulate and implement continuing programs for the purchases and sales of securities, consistent with the investment objective and policies of the Fund;

      (c) provide the Trust with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, utilities, stationery, supplies and similar items for the Trust's principal office;

      (d) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund, and whether concerning the individual issuers whose securities are included in the Fund's portfolio or the activities in which they engage, or with respect to securities which the Advisor considers desirable for inclusion in the Fund's portfolio;

      (e) determine which issuers and securities shall be represented in the Fund's portfolio and regularly report thereon to the Trust's Board of Trustees; and

      (f) take all actions necessary to carry in effect the Fund's purchase and sale programs.

      4. Portfolio Transactions. The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its reasonable best efforts to obtain the best net results as described from time to time in the Fund's prospectuses and statements of additional information. The Advisor will promptly communicate to the Trust's administrator and to the officers and Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

It is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Fund to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as otherwise permitted from time to time by the Fund's prospectuses and statements of additional information.

                                                                     (CONTINUED)

Subject to the policies established by the Board in compliance with applicable law, the Advisor may direct Deutsche Bank Securities, Inc. ("DBSI") or any of its affiliates to execute portfolio transactions for the Fund on an agency basis. The commissions paid to DBSI or any of its affiliates must be, as required by Rule 17e-1 under the 1940 Act, "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities...during a comparable period of time." If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Advisor is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Advisor. DBSI or any of its affiliates and the Advisor may combine such transactions, in accordance with applicable laws and regulations, in order to obtain the best net price and most favorable execution.

The Trust on behalf of the Fund will not deal with the Advisor or DBSI or any of its affiliates in any transaction in which the Advisor or DBSI or any of its affiliates acts as a principal with respect to any part of the Fund's order, except in compliance with rules of the SEC. If DBSI or any of its affiliates is participating in an underwriting or selling group, the Fund may not buy portfolio securities from the group except in accordance with policies established by the Board in compliance with rules of the SEC.

      5. Control by Board of Trustees. Any management or supervisory activities undertaken by the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Advisor on behalf of the Fund pursuant thereto, shall at all times be subject to any applicable directives of the Board.

      6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

      (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder;

      (b) the provisions of the Registration Statement of the Trust on behalf of the Fund under the 1933 Act and the 1940 Act;

      (c) the provisions of the Amended and Restated Declaration of Trust; and

      (d) any other applicable provisions of state and federal law.

      7. Expenses. The expenses connected with the Trust on behalf of the Fund shall be allocable between the Trust and the Advisor as follows:

      (a) The Advisor shall furnish, at its expense and without cost to the Trust, the services of one or more officers of the Advisor, to the extent that such officers may be required by the Trust on behalf of the Fund for the proper conduct of its affairs.

                                                                     (CONTINUED)

      (b) The Trust assumes and shall pay or cause to be paid all other expenses of the Trust on behalf of the Fund, including, without limitation: payments to the Trust's distributor under the Trust's plan of distribution; the charges and expenses of any registrar, any custodian or depository appointed by the Trust for the safekeeping of the Fund's cash, portfolio securities and other property, and any transfer, dividend or accounting agent or agents appointed by the Trust; brokers' commissions chargeable to the Trust on behalf of the Fund in connection with portfolio securities transactions to which the Trust is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Trust to Federal, State or other governmental agencies; the costs and expenses of engraving or printing of certificates representing shares of the Trust; all costs and expenses in connection with the registration and maintenance of registration of the Trust and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); the costs and expenses of printing, including typesetting, and distributing prospectuses and statements of additional information of the Trust and supplements thereto to the Trust's shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Trustees or Trustee members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares of in cash; charges and expenses of any outside service used for pricing of the Trust's shares; charges and expenses of legal counsel, including counsel to the Trustees and of the Trust who are not interested persons (as defined in the 1940 Act) or the Trust and of independent registered public accounting firm, in connection with any matter relating to the Trust; membership dues of industry associations; interest payable on Trust borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust which inure to its benefit; extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's or Trust's operation unless otherwise explicitly provided herein.

      8. Delegation of Advisory Services. With respect to the Fund, and subject to the prior approval of a majority of the members of the Trust's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, and, where required, by the shareholders of the Fund, the Advisor may, through a sub-advisory agreement or other arrangement,
(1) delegate to a sub-advisor any or all of its duties enumerated in section 1 hereof and (2) delegate to any other company that the Advisor controls, is controlled by, or is under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, any or all of the Advisor's duties enumerated in section 1 hereof, and may adjust the duties of such entity, the portion of portfolio assets of the Fund that such entity shall manage and the fees to be paid to such entity; provided, that with respect to the delegations, the Advisor shall continue to supervise the services provided by any such sub-advisor or any such company or employees and any such delegation shall not relieve the Advisor of any of its obligations hereunder (including

                                                                     (CONTINUED)

without limitation the management of the Fund's assets in accordance with this Agreement).

      9. Compensation. For the services to be rendered and the expenses assumed by the Advisor, the Trust shall pay the Advisor monthly compensation in accordance with Exhibit A.

Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If this Agreement becomes effective subsequent to the first day of a month, compensation for that par of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

In the event of termination of this Agreement, the advisory fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

In addition to the foregoing, the Advisor may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Trust on behalf of the Fund for all or a portion of its expenses not otherwise required to be borne on reimbursed by the Advisor. Any such fee reduction or undertaking may be discontinued or modified by the Advisor at any time.

All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

      10. Non-Exclusivity. The services of the Advisor to the Trust on behalf of the Fund are not to be deemed to be exclusive, and the Advisor shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers or directors of the Advisor may serve as officers or Trustees of the Trust, and that officers or Trustees of the Trust may serve as officers or directors of the Advisor to the extent permitted by law; and that the officers and directors of the Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies.

      11. Additional Series and Classes. In the event that the Trust establishes one or more classes of Shares after the effectiveness of this Agreement, such classes of shares, shall become classes under this Agreement upon approval of this Agreement by the Board with respect to the class of Shares.

      12. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall remain in effect with respect to the Trust on behalf of the Fund until two years from the date first set forth above, and thereafter, for periods of one year

                                                                     (CONTINUED)

so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, subject to the right of the Trust and the Advisor to terminate this contract as provided in this Section 1; provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Advisor may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder.

This Agreement may be terminated as to the Fund at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on not less than 60 days' written notice to the Advisor, or by the Advisor at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

As used in this Section 12, the term "assignment" shall have the meaning as set forth in the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC.

      13. Limitation of Liability of the Advisor; Indemnification.

The Advisor shall not be liable for any error of judgment or mistake of law or for any loss sufferable by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by its or its obligations and duties under this Agreement.

      14. Notices. Any notices under this agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Currently such addresses are as follows: if to the Trust, [One South Street, Baltimore, Maryland 21202, if to the Advisor, 345 Park Avenue, New York, New York 10017].

      15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                                                                     (CONTINUED)

      16. Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC, when applicable.

      17. Reports. The Trust and the Advisor agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

      18. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Advisor on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

      19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases or, the SEC thereunder, such provision shall be deemed to incorporate the effect of such order, rule, regulation or interpretative release. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

      20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

                                                                     (CONTINUED)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                      SCUDDER INSTITUTIONAL FUNDS

Attest: /s/ Rebecca Leamon            By: /s/ Bruce A. Rosenblum
        ---------------------------       ------------------------------------
Name:   Rebecca Leamon                    Name:  Bruce A. Rosenblum
Title : Legal Product Specialist          Title: Vice President and Assistant
                                                 Secretary

                                      DEUTSCHE INVESTMENT
                                      MANAGEMENT AMERICAS INC.

Attest: /s/ Rebecca Leamon            By: /s/ Bruce A. Rosenblum
        ---------------------------       ------------------------------------
Name:   Rebecca Leamon                    Name:  Jeffrey A. Engelsman
Title : Legal Product Specialist          Title: Assistant Secretary

                                    EXHIBIT A

                        TO INVESTMENT ADVISORY AGREEMENT
                           MADE AS OF ________________

                                     BETWEEN

                          SCUDDER INSTITUTIONAL FUNDS,
                                  on behalf of
                       SCUDDER COMMODITY SECURITIES FUND
                                       AND
                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS. INC.

         SERIES                          INVESTMENT ADVISORY FEE
------------------------             ---------------------------------
Scudder Commodity Securities Fund    0.95%  For the first $500 million
                                     0.90%  For the next $500 million
                                     0.85%  For amounts over $1 billion